Exhibit 99.1

AMRI Announces First Quarter 2017 Results

Albany, NY (May 9, 2017) – AMRI (NASDAQ: AMRI) today reported financial and operating results for the first quarter ended March 31, 2017 and provided an update to its outlook for 2017.

Highlights:

•	First quarter total revenue of $163.8 million, up 55% from 2016

•	First quarter basic and diluted EPS $(0.25); non-GAAP diluted EPS of $0.13

•	First quarter net loss of $(10.7) million; non-GAAP net income of $5.7 million

•	First quarter adjusted EBITDA of $24.0 million, up 83% from 2016

•	Company confirms 2017 financial guidance

Non-GAAP net income, non-GAAP diluted EPS and adjusted EBITDA are non-GAAP financial measures. For a discussion of these measures and reconciliations to U.S. GAAP measures, see “Non-GAAP Financial Measures” and Tables 1, 2 and 3.

“We delivered an excellent first quarter, driven by 56 percent growth in contract revenue, 7 percent on an organic basis, including double digit organic growth in our Discovery, Development and Analytical Services (DDS) and Active Pharmaceutical Ingredient (API) businesses,” said William S. Marth, AMRI’s president and chief executive officer. “GAAP income from operations increased $6 million, a 150% increase quarter over quarter, and adjusted EBITDA increased $11 million, an 83% increase quarter over quarter, illustrating strong and efficient execution and leverage across our operations. We are confident that these trends will continue through the year and are maintaining our outlook for 2017, which includes 28% growth of contract revenue, 7% growth of organic contract revenue, and double digit earnings growth at the midpoint.”

First Quarter 2017 Results

Total revenue for the first quarter of 2017 was $163.8 million, an increase of 55%, compared to total revenue of $105.6 million reported in the first quarter of 2016.

Total contract revenue for the first quarter of 2017 was $160.2 million, an increase of 56% compared to contract revenue of $102.8 million reported in the first quarter of 2016, and organic contract revenue increased 7%.

Contract gross margin was 23% for the first quarter of 2017, consistent with contract gross margin for the first quarter of 2016. Non-GAAP contract gross margin was 27% in the first quarter of 2017, consistent with the first quarter of 2016 and reflects increased gross margin within our Drug Product (DP) business, offset by the addition of Euticals’ Fine Chemicals (FC) and API businesses.

Recurring royalty revenue in the first quarter of 2017 was $3.6 million, an increase of 31% from $2.7 million in the first quarter of 2016 due primarily to the addition of royalties resulting from our collaboration partner’s sales of nitroprusside.

Selling, general and administrative (SG&A) expense in the first quarter of 2017 was $33.4 million, up 36% from $24.6 million in the first quarter of 2016. Non-GAAP SG&A expense in the first quarter of 2017 was $27.0 million, up 47% from $18.4 million in the first quarter of 2016, due largely to additional SG&A from the Euticals’ acquisition and investments we have made in key support functions.

Net loss was $(10.7) million, or $(0.25) per basic and diluted share, in the first quarter of 2017, compared to $(10.1) million, or $(0.29) per basic and diluted share for the first quarter of 2016. Non-GAAP net income in the first quarter was $5.7 million, or $0.13 per diluted share, compared to $2.4 million, or $0.07 per diluted share, for the first quarter of 2016.

Adjusted EBITDA in the first quarter of 2017 was $24.0 million, an increase of $11.0 million or 83%, compared to the first quarter of 2016.

At March 31, 2017, AMRI had cash and cash equivalents of $35.2 million, compared to $52.0 million at December 31, 2016. During the first quarter of 2017, we used cash of $6.4 million in operating activities primarily due to the timing of payments attributable to severance, employee compensation and benefits and payments to vendors that were primarily incurred and accrued as of December 31, 2016, as well as payments associated with increased inventory levels during the period. These outflows were partially offset by collections from customers during the period. We used cash of $4.1 million in investing activities, primarily attributable to $3.9 million of capital expenditures, and we used cash of $7.2 million in financing activities, primarily related to the principal payments of long-term debt of $4.0 million and net repayments on short-term borrowings of $2.0 million.

Segment Results

Active Pharmaceutical Ingredients (API)

	Three Months Ended
	March 31,
(Unaudited; dollars in thousands)	2017	2016

API Contract Revenue (1)	$103,364	$54,369
API Royalty Revenue	2,765	2,741
API Total Revenue	$106,129	$57,110

Cost of Contract Revenue (2)	$79,881	$40,666

Contract Gross Profit	$23,483	$13,703
Contract Gross Margin	22.7%	25.2%

Non-GAAP Contract Gross Profit (3)	$28,334	$17,239
Non-GAAP Contract Gross Margin (3)	27.4%	31.7%

Gross Profit (4)	$26,248	$16,444
Gross Margin (4)	24.7%	28.8%

Non-GAAP Gross Profit (3) (4)	$31,099	$19,980
Non-GAAP Gross Margin (3) (4)	29.3%	35.0%

(1) To conform to current year presentation, contract revenue for the three months ended March 31, 2016 in the amount of $333 related to medium-scale activities in our Wisconsin facility has been reclassified from API to DDS.

(2) To better align with underlying activities and to conform to current year presentation , cost of contract revenue for the three months ended March 31, 2016 in the amount of $142 previously classified as DDS has been reclassified to API.

(3) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.

(4) Includes royalties

API contract revenue for the first quarter of 2017 increased 90% compared to the first quarter of 2016, due to $43.4 million of incremental revenue from our Euticals’ API business and organic growth.

API contract gross margin for the first quarter of 2017 decreased 3 percentage points compared to the first quarter of 2016, primarily due to gross margins attributable to Euticals as compared to our legacy API business. API non-GAAP contract gross margin for the first quarter of 2017 decreased 4 percentage points from the first quarter of 2016 also as a result of lower margins of Euticals’ API business as compared to our legacy API business.

Discovery, Development and Analytical Services (DDS)

	Three Months Ended
	March 31,
(Unaudited; dollars in thousands)	2017	2016

DDS Contract Revenue (1)	$29,167	$23,536
Cost of Contract Revenue (2)	20,974	17,261
Contract Gross Profit	$8,193	$6,275
Contract Gross Margin	28.1%	26.7%

Non-GAAP Contract Gross Profit (3)	$8,627	$6,688
Non-GAAP Contract Gross Margin (3)	29.6%	28.4%

(1) To conform to current year presentation, contract revenue for the three months ended March 31, 2016 in the amount of $333 related to medium-scale actvities in our Wisconsin facility has been reclassified from API to DDS.

(2) To better align with underlying activities and to conform to current year presentation, cost of contract revenue for the three months ended March 31, 2016 in the amount of $249 previously classified as DDS has been reclassified to API ($142) and DP ($108).

(3) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.

DDS contract revenue for the first quarter of 2017 increased 24% compared to the first quarter of 2016, due primarily to strong growth in Discovery and Chemical Development. DDS contract gross margin increased 1 percentage point in the first quarter of 2017 as compared to the first quarter of 2016. DDS non-GAAP contract gross margin increased 1 percentage point to 30% in the first quarter of 2017, driven by higher discovery services and chemical development margins.

Drug Product (DP)

	Three Months Ended
	March 31,
(Unaudited; dollars in thousands)	2017	2016

DP Contract Revenue	$22,534	$24,933
DP Royalty Revenue	832	-
DP Total Revenue	$23,366	$24,933

Cost of Contract Revenue (1)	$17,322	$21,436

Contract Gross Profit	$5,212	$3,497
Contract Gross Margin	23.1%	14.0%

Non-GAAP Contract Gross Profit (2)	$5,545	$3,837
Non-GAAP Contract Gross Margin (2)	24.6%	15.4%

Gross Profit (3)	$6,044	$3,497
Gross Margin (3)	25.9%	14.0%

Non-GAAP Gross Profit (2) (3)	$6,377	$3,837
Non-GAAP Gross Margin (2) (3)	27.3%	15.4%

(1) To better align with underlying activities and to conform to current year presentation, cost of contract revenue for the three months ended March 31, 2016 in the amount of $108 previously classified as DDS has been reclassified to DP.

(2) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.

(3) Includes royalties when applicable

DP contract revenue for the first quarter of 2017 decreased 10% compared to the first quarter of 2016, primarily due to timing of shipments and planned site maintenance activities, partially offset by higher collaboration arrangement revenue. DP contract gross margin and non-GAAP contract gross margin for the first quarter 2017 both increased 9 percentage points compared to the first quarter of 2016, primarily driven by the strong operational performance at the Albuquerque, NM facility.

DP royalty revenue in the first quarter of 2017, reflects the addition of royalties resulting from our collaboration partner’s sales of nitroprusside, which began in the fourth quarter of 2016.

Fine Chemicals (FC)

	Three Months Ended
	March 31,
(Unaudited; dollars in thousands)	2017	2016

FC Contract Revenue	$5,160	$-
Cost of Contract Revenue	4,601	-
Contract Gross Profit	$559	$-
Contract Gross Margin	10.8%	-

Non-GAAP Contract Gross Profit (1)	$746	-
Non-GAAP Contract Gross Margin (1)	14.5%	-

(1) Refer to Table 1 included in this release for the reconciliation of U.S. GAAP to non-GAAP measures.

FC is a new reporting segment for AMRI resulting from the acquisition of Euticals in July 2016. Consequently, there are no comparable amounts for the first quarter of 2016.

Financial Outlook

AMRI’s guidance takes into account a number of factors, including expected financial results for 2017, anticipated tax rates, foreign currency fluctuations and shares outstanding.

AMRI’s estimates for full year 2017 are consistent with estimates previously provided on February 21, 2017:

2017 Guidance

Total Revenue	$710 to $740 million
Add: Negative effect of foreign exchange	(1%)
Revenue growth, reported at the mid point	28%
Less: Contributions from acquisitions (1)	(15% to 16%)
Revenue growth, organic (2)	7%
DDS Contract revenue growth, organic	12%
API Contract revenue growth, organic	8%
DP Contract revenue growth, organic	8%
FC Contract revenue growth, organic	(28%)
GAAP contract margin	26%
Non-GAAP contract margin (3)	~29%
GAAP R&D expense, as a percent of revenue	2%
Non-GAAP R&D expense, as a percent of revenue	2%
GAAP SG&A, as a percent of revenue	18%
Non-GAAP SG&A, as a percent of revenue (3)	15%
GAAP Net loss	($12) to ($7) million
Non-GAAP Net income (3)	$47 to $52 million
Adjusted EBITDA (3)	$135 to $145 million
Adjusted EBITDA, as a percent of revenue (3)	19% to 20%
GAAP diluted EPS	($0.28) to ($0.16)
Non-GAAP diluted EPS (3) (4)	$1.08 to $1.20
Capital expenditures	$35 to $40 million

Footnotes to Guidance Table

(1) Reflects the acquisition of Euticals which was completed in July 2016.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions (Euticals) and foreign currency translation.

(3) Refer to Table 4 included in this release for reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures.

(4) Assumes tax rate of approximately 28% and 44 million shares outstanding.

First Quarter Results Conference Call

AMRI will host a conference call and webcast today at 8:30 a.m. ET to discuss first quarter 2017 results, as well as guidance for 2017. The conference call can be accessed by dialing (866) 208-5728 (domestic calls) or (224) 633-1279 (international calls) at 8:20 a.m. ET and entering passcode 7657377. The webcast and supplementing slides can be accessed on the company’s website at www.amriglobal.com.

A replay of the conference call can be accessed for 24 hours at (855) 859-2056 (domestic calls) or (404) 537-3406 (international calls) and entering passcode 75749093. Replays of the webcast can also be accessed for up to 90 days after the call via the investor area of the company’s website at http://ir.amriglobal.com.

About AMRI

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Services (DDS), Active Pharmaceutical Ingredients (API), Drug Product (DP), and Fine Chemicals (FC). For more information about AMRI, please visit our website at www.amriglobal.com or follow us on Twitter (@amriglobal).

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all of the estimates under “Financial Outlook” and statements regarding, among other things, the performance of the Company’s previously acquired businesses, the strength of the Company’s commercial operations and prospects, projections regarding future revenues and financial performance, and the Company’s momentum and long-term growth. The words “outlook”, “guidance”, “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. The Company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the Company may not be able to predict and may not be within the Company’s control. Factors that could cause such differences include, but are not limited to, changes in customers’ spending and demand and the trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and research and development; the Company’s ability to provide quality and timely services and to compete with other companies providing similar services; the Company’s ability to comply with strict regulatory requirements; the Company’s ability to successfully integrate past and future acquisitions and to realize the expected benefits of each; disruptions in the Company’s ability to source raw materials; a change in the Company’s relationships with its largest customers; the Company’s ability to service its indebtedness; the Company’s ability to protect its technology and proprietary information and the confidential information of its customers; the Company’s ability to develop products of commercial value under its collaboration arrangements; the risk of patent infringement and other litigation; as well as those risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission (SEC) on March 16, 2017, subsequent Quarterly Reports filed with the SEC and the Company’s other SEC filings. The financial guidance offered by senior management with respect to 2017 represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

Non-GAAP Financial Measures

To supplement our financial results prepared in accordance with U.S. GAAP, we have presented non-GAAP measures of contract gross profit, contract gross margin, gross profit, gross margin, SG&A, net income, and earnings per diluted share, adjusted to exclude certain charges (and gains when applicable) that relate to specific events or transactions, such as impairment charges, restructuring charges, executive transition costs, business acquisition costs, realized and unrealized gains and losses on foreign currency transactions related to business acquisitions, and ERP implementation costs. Management typically excludes these amounts when evaluating our operating performance and believes that the resulting non-GAAP measures provide investors with a consistent basis for comparison across periods and, therefore, are useful to investors in assessing our operating performance.

Our U.S. GAAP measures are also adjusted to exclude certain non-cash charges (and gains when applicable) such as non-cash debt interest and amortization charges, share-based compensation expense, acquisition accounting inventory adjustments, and acquisition accounting depreciation and amortization for the periods presented for 2017 and 2016. Management typically excludes the amounts described above when evaluating our operating performance and believes that the resulting non-GAAP measures are useful to investors in assessing our operating performance.

We have also presented the non-GAAP measure of adjusted EBITDA, which in addition to the items excluded above, further excludes the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit.

We believe presentation of our non-GAAP measures enhances an overall understanding of our historical financial performance because we believe these measures are an indication of the performance of our base business. Management uses these non-GAAP measures as a basis for evaluating our financial performance as well as for budgeting and forecasting of future periods. For these reasons, we believe they can be useful to investors. The presentation of this additional information should not be considered in isolation or as a substitute for the related GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are set forth in Tables 1-3.

A reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures has been included in Table 4.

A reconciliation of organic revenue financial measures to the most directly comparable GAAP financial measures has been included in Table 5.

Contacts:

Investors

Patty Eisenhaur

AMRI Investor Relations

patty.eisenhaur@amriglobal.com

518-512-2936

Media

Gina Rothe
AMRI Communications
gina.rothe@amriglobal.com

518-512-2512

Carolyn Hawley

Canale Communications

Carolyn@canalecomm.com

619-849-5382

Albany Molecular Research, Inc.

Selected Condensed Consolidated Balance Sheet Data

(unaudited)

	March 31,	December 31,
(Dollars in thousands)	2017	2016

Cash and cash equivalents	$35,193	$52,000
Restricted cash	$243	$236
Accounts receivable, net	$139,705	$144,795
Royalty income receivable	$5,236	$3,486
Inventory	$174,043	$167,111
Total current assets	$385,150	$392,911
Property and equipment, net	$360,282	$364,806
Total assets	$1,163,529	$1,209,648

Total current liabilities	$167,012	$175,518
Long-term debt, excluding current installments, net of unamortized discount	$607,246	$604,476
Total liabilities	$866,730	$910,666
Total stockholders’ equity	$296,799	$298,982
Total liabilities and stockholders’ equity	$1,163,529	$1,209,648

Albany Molecular Research, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands, except for per share data)	2017	2016

Contract revenue	$160,225	$102,838
Recurring royalties	3,597	2,741
Total revenue	163,822	105,579

Cost of contract revenue	122,778	79,363
Research and development	3,374	3,168
Selling, general and administrative	33,430	24,600
Restructuring and other charges	2,159	2,600
Total operating expenses	161,741	109,731

Income (loss) from operations	2,081	(4,152)

Interest expense, net	(12,830)	(7,136)
Other expense, net	(793)	(997)

Loss before income taxes	(11,542)	(12,285)

Income tax benefit	(850)	(2,218)

Net loss	$(10,692)	$(10,067)

Basic and diluted loss per share	$(0.25)	$(0.29)

Weighted avg. BASIC shares outstanding	42,385	34,718

Weighted avg. DILUTED shares outstanding	43,349	35,702

Table 1: Reconciliation of three months ended March 31, 2017 and 2016 contract gross profit and contract gross margin to the non-GAAP financial measures of contract gross profit and non-GAAP contract gross margin.

Non-GAAP Measures	Three Months Ended
(Dollars in thousands)	March 31,
	2017	2016

Consolidated Contract Revenue, as reported	$160,225	$102,838
Consolidated Cost of Contract Revenue, as reported	122,778	79,363
Consolidated Contract Gross Profit, as reported	37,447	23,475

add: Share-based compensation expense	319	279
add: Acquisition accounting inventory adjustments	-	3,310
add: Acquisition accounting depreciation and amortization	5,486	700
Non-GAAP Consolidated Contract Gross Profit	$43,252	$27,764
Consolidated Contract Gross Margin, as reported	23.4%	22.8%
Non-GAAP Consolidated Contract Gross Margin	27.0%	27.0%

DDS Segment Contract Revenue, as reported	$29,167	$23,536
DDS Segment Cost of Contract Revenue, as reported	20,974	17,261
DDS Segment Contract Gross Profit, as reported	8,193	6,275

add: Share-based compensation expense	135	134
add: Acquisition accounting depreciation	299	279
Non-GAAP DDS Segment Contract Gross Profit	$8,627	$6,688
DDS Segment Contract Gross Margin, as reported	28.1%	26.7%
Non-GAAP DDS Segment Contract Gross Margin	29.6%	28.4%

API Segment Contract Revenue, as reported	$103,364	$54,369
API Segment Cost of Contract Revenue, as reported	79,881	40,666
API Segment Contract Gross Profit, as reported	23,483	13,703

add: Share-based compensation expense	113	91
add: Acquisition accounting inventory adjustments	-	3,310
add: Acquisition accounting depreciation and amortization	4,738	135
Non-GAAP API Segment Contract Gross Profit	$28,334	$17,239
API Segment Contract Gross Margin, as reported	22.7%	25.2%
Non-GAAP API Segment Contract Gross Margin	27.4%	31.7%

DP Segment Contract Revenue, as reported	$22,534	$24,933
DP Segment Cost of Contract Revenue, as reported	17,322	21,436
DP Segment Contract Gross Profit, as reported	5,212	3,497

add: Share-based compensation expense	71	54
add: Acquisition accounting depreciation and amortization	262	286
Non-GAAP DP Segment Contract Gross Profit	$5,545	$3,837
DP Segment Contract Gross Margin, as reported	23.1%	14.0%
Non-GAAP DP Segment Contract Gross Margin	24.6%	15.4%

FC Segment Contract Revenue, as reported	$5,160	$-
FC Segment Cost of Contract Revenue, as reported	4,601	-
FC Segment Contract Gross Profit, as reported	559	-

add: Acquisition accounting depreciation and amortization	187	-
Non-GAAP FC Segment Contract Gross Profit	$746	$-
FC Segment Contract Gross Margin, as reported	10.8%	-
Non-GAAP FC Segment Contract Gross Margin	14.5%	-

Table 2: Reconciliation of select financial measures to non-GAAP financial measures for the three months ended March 31, 2017 and 2016:

Table 2: Reconciliation of non-GAAP measures for the three months ended March 31, 2017 and 2016

(Dollars in thousands, except for per share data)

	Three Months Ended
	March 31,
	2017	2016

Consolidated net loss, as reported	(10,692)	(10,067)
Acquisition accounting depreciation and amortization	8,588	2,268
Non-cash interest and amortization charges	5,063	2,772
Income tax effects of Non-GAAP adjustments	(2,974)	(3,447)
Share-based compensation expense	2,355	2,140
Restructuring and other charges	2,159	1,458
Non-recurring professional fees	840	-
Business acquisition costs	264	2,174
ERP implementation costs	141	623
Acquisition accounting inventory adjustments	-	3,310
Acquisition accounting depreciation adjustments in restructuring	-	1,142
Non-GAAP net income	$5,744	$2,373

Consolidated Basic loss per share, as reported	$(0.25)	$(0.29)
Effects of Non-GAAP adjustments	0.39	0.36
Non-GAAP Basic earnings per share	$0.14	$0.07

Consolidated Diluted loss per share, as reported	$(0.25)	$(0.29)
Effects of Non-GAAP adjustments	0.38	0.36
Non-GAAP Diluted earnings per share	$0.13	$0.07

Consolidated Cost of Contract Revenue, as reported	$122,778	$79,363
Acquisition accounting depreciation and amortization	(5,486)	(700)
Share-based compensation expense	(319)	(279)
Acquisition accounting inventory adjustments	-	(3,310)
Non-GAAP Cost of Contract Revenue	$116,973	$75,074

Consolidated Selling, general and administrative, as reported	$33,430	$24,600
Acquisition accounting depreciation and amortization	(3,102)	(1,568)
Share-based compensation expense	(2,036)	(1,861)
Non-recurring professional fees	(840)	-
Business acquisition costs	(264)	(2,174)
ERP implementation costs	(141)	(623)
Non-GAAP Selling, general and administrative	$27,047	$18,374

Consolidated Interest expense, as reported	$12,830	$7,136
Non-cash interest and amortization charges	(5,063)	(1,142)
Non-GAAP Interest expense	$7,767	$5,994

Table 3: Reconciliation of the three months ended March 31, 2017 and 2016 net loss to the non-GAAP financial measure of adjusted EBITDA:

	Three Months Ended
	March 31,
	2017	2016
Net loss, as reported	$(10,692)	$(10,067)
Depreciation and amortization	16,857	8,524
Interest expense, net	12,830	7,136
Income tax benefit	(850)	(2,218)
EBITDA	18,145	3,375
Share-based compensation expense	2,355	2,140
Restructuring and other charges	2,159	1,458
Non-recurring professional fees	887	-
Business acquisition costs	264	2,174
ERP Implementation costs	141	623
Acquisition accounting inventory adjustments	-	3,310
Adjusted EBITDA	$23,951	$13,080

Adjusted EBITDA Margin:
Adjusted EBITDA as a percent of total revenue	15%	12%

Table 4: Reconciliation of forward-looking GAAP financial measures to forward looking non-GAAP financial measures:

When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various reconciling items that would be difficult to predict with reasonable accuracy.  For example, it is difficult for the Company to anticipate the need for, or magnitude of, any presently unforeseen one-time restructuring expense or business acquisition costs.  As a result, the Company has prepared the below reconciliation using estimates of reconciling items that are currently expected to be excluded from the non-GAAP financial measures in future periods.  The Company is unable to include all reconciling items at this time without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to variability, complexity and limited visibility to events or conditions in future periods.

Reconciliation of GAAP net loss and GAAP diluted loss per share to non-GAAP net income and non-GAAP diluted earnings per share (Dollars in millions, except per share amounts)

	Low	High
GAAP net loss	$(12)	$(7)
Reconciling items (a)	$59	$59
Non-GAAP net income	$47	$52

GAAP diluted loss per share	$(0.28)	$(0.16)
Non-GAAP diluted earnings per share	$1.08	$1.20

(a) Reconciling items primarily include restructuring costs, acquisition accounting depreciation and amortization, share-based compensation, non-cash debt interest and amortization charges and the tax effect for such items.

Reconciliation of GAAP net loss to Adjusted EBITDA (Dollars in millions)

	Low	High
GAAP net loss	$(12)	$(7)
Income tax (benefit) expense	$12	$13
Interest expense, net	$48	$48
Depreciation and amortization	$62	$66
EBITDA	$110	$121
Reconciling items (b)	$24	$24
Adjusted EBITDA	$135	$145

(b) Reconciling items primarily include restructuring costs, share-based compensation charges and the tax effect of all non-gaap reconciling items.

Reconciliation of GAAP contract gross margin to non-GAAP contract gross margin

GAAP contract gross margin	26%
Add: acquisition accounting depreciation and share-based compensation	3%
Non-GAAP contract gross margin	29%

Reconciliation of GAAP SG&A as a percentage of contract revenue to non-GAAP SG&A as a percentage of contract revenue

GAAP Selling, General and Administrative Expense	18%
Reconciling items (c)	(3)%
Non-GAAP Selling, General, and Administrative Expense	15%

(c) Reconciling items primarily include acquisition accounting depreciation and amortization and share-based compensation.

Table 5: Reconciliation of non-GAAP organic revenue for the three months ended March 31, 2017 and 2016:

	Three Months Ended
	March 31,
	2017	2016

Consolidated Contract Revenue, as reported	$160,225	$102,838
Less: Euticals contract revenue	(49,976)	-
Non-GAAP: Organic Consolidated Contract Revenue	$110,249	$102,838
Non-GAAP: Organic Consolidated Contract Revenue Growth	7%

API Contract Revenue, as reported	$103,363	$54,369
Less: Euticals API contract revenue	(43,412)	-
Non-GAAP: Organic API Contract Revenue	$59,951	$54,369
Non-GAAP: Organic API Contract Revenue Growth	10%

DDS Contract Revenue, as reported	$29,166	$23,536
Less: Euticals DDS contract revenue	(1,404)	-
Non-GAAP: Organic DDS Contract Revenue	$27,762	$23,536
Non-GAAP: Organic DDS Contract Revenue Growth	18%